Broadcom Reports Fourth Quarter and Full Year 2013 Results
IRVINE, Calif. – January 30, 2014 –
— Record 2013 Net Revenue: $8.31 billion —
— Raises Quarterly Cash Dividend by Nine Percent to $.12 Per Share —

Fourth Quarter 2013 Results	GAAP	Non-GAAP
Total net revenue	$2.06 billion
Net income per share	$.29	$.60
	($.02 better than First Call consensus)	($.03 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its fourth quarter and year ended December 31, 2013. The Company also announced a nine percent increase to its quarterly dividend.

"In 2013 Broadcom delivered record revenue in all three business groups.  Continued strength in our Infrastructure Business Group drove Q4 revenue and earnings ahead of expectations," said Scott McGregor, Broadcom's President and Chief Executive Officer.  “Looking into 2014, we are building momentum in LTE, setting the stage for Ultra HD and powering next generation service provider and data center networks.”
Net revenue for the fourth quarter of 2013 was $2.06 billion. This represents a decrease of 3.8% compared with the $2.15 billion reported for the third quarter of 2013 and a decrease of 0.8% compared with the $2.08 billion reported for the fourth quarter of 2012. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2013 was $168 million, or $0.29 per share (diluted), compared with GAAP net income of $316 million, or $0.55 per share (diluted), for the third quarter of 2013 and GAAP net income of $251 million, or $0.43 per share (diluted), for the fourth quarter of 2012.

Net revenue for the year ended December 31, 2013 was $8.31 billion. This represents an increase in net revenue of 3.7% from the $8.01 billion reported for the year ended December 31, 2012. Net income computed in accordance with GAAP for the year ended December 31, 2013 was $424 million, or $0.73 per share (diluted), compared with GAAP net income of $719 million, or $1.25 per share (diluted), for the year ended December 31, 2012.
GAAP net income for the third quarter of 2013 included a one-time, non-recurring settlement gain of $75 million and a charitable contribution to the Broadcom Foundation of $25 million, for a total positive impact to GAAP net income per share of $0.09.
GAAP net income for the twelve months ended December 31, 2013 included a purchased intangible impairment charge of $501 million, or $0.87 per share, which was primarily related to Broadcom's acquisition of NetLogic Microsystems, Inc.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively, and the years ended December 31, 2013 and 2012 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

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Non-GAAP net income for the fourth quarter of 2013 was $366 million, or $0.60 per share (diluted), compared with non-GAAP net income of $460 million, or $0.76 per share (diluted), for the third quarter of 2013 and non-GAAP net income of $462 million, or $0.76 per share (diluted), for the fourth quarter of 2012. Non-GAAP net income for the year ended December 31, 2013 was $1.66 billion, or $2.72 per share (diluted), compared with non-GAAP net income of $1.76 billion, or $2.92 per share (diluted), for the year ended December 31, 2012.
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter 2013 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Friday, February 21, 2014.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2013 will be included in Broadcom’s Annual Report on Form 10-K, filed with the SEC as soon as practicable.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income (loss), (vi) weighted average shares outstanding (diluted) and (vii) diluted net income (loss) per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain equity awards. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain equity awards. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), charitable contributions, gains on strategic investments, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively, and years ended December 31, 2013 and 2012 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Certain amounts previously reported as licensing revenue have been reclassified to product revenue to conform to the current period presentation. Additionally, some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and

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future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the first quarter of 2014 (on both a GAAP and non-GAAP basis), and references to our expectations in 2014. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We may fail to appropriately adjust our operations in response to changes in our strategy or market demand.

•	We are exposed to risks associated with our international operations.

•	Our business is subject to potential tax liabilities.

•	Our stock price is highly volatile.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We face risks associated with our acquisition strategy.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We may be unable to attract, retain or motivate key personnel.

•	We are subject to order and shipment uncertainties.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	Government regulation may adversely affect our business.

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•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	There can be no assurance that we will continue to declare cash dividends.

Our Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2013 when it is filed, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net revenue:
Product revenue	$2,064	$2,146	$2,037	$8,219	$7,820
Income from Qualcomm Agreement	—	—	43	86	186
Total net revenue	2,064	2,146	2,080	8,305	8,006
Costs and expenses:
Cost of product revenue	1,026	1,044	1,025	4,088	4,027
Research and development	643	609	590	2,486	2,318
Selling, general and administrative	172	181	172	706	696
Amortization of purchased intangible assets	14	14	31	57	113
Impairments of long-lived assets	—	—	5	511	90
Restructuring costs	17	12	1	29	7
Settlement costs (gains)	6	(75)	(7)	(69)	79
Charitable contribution	—	25	—	25	—
Total operating costs and expenses	1,878	1,810	1,817	7,833	7,330
Income from operations	186	336	263	472	676
Interest expense, net	(6)	(7)	(9)	(30)	(30)
Other income (expense), net	1	(4)	(4)	3	10
Income before income taxes	181	325	250	445	656
Provision for (benefit of) income taxes	13	9	(1)	21	(63)
Net income	$168	$316	$251	$424	$719
Net income per share (basic)	$0.29	$0.55	$0.44	$0.74	$1.29
Net income per share (diluted)	$0.29	$0.55	$0.43	$0.73	$1.25
Weighted average shares (basic)	576	571	566	574	558
Weighted average shares (diluted)	581	578	581	584	576

Dividends per share	$0.11	$0.11	$0.10	$0.44	$0.40

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Cost of product revenue	$6	$6	$6	$25	$27
Research and development	83	86	90	363	368
Selling, general and administrative	28	33	32	130	148

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Operating activities
Net income	$168	$316	$251	$424	$719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51	44	39	173	134
Stock-based compensation expense	117	125	128	518	543
Acquisition-related items:
Amortization of purchased intangible assets	56	56	81	228	311
Impairments of long-lived assets	—	—	5	511	90
Non-cash settlement gains	—	—	(7)	(2)	(7)
Loss (gain) on strategic investments and other	—	(1)	1	—	(11)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	57	(91)	124	(55)	(16)
Inventory	16	69	30	2	(5)
Prepaid expenses and other assets	(28)	30	—	(25)	(8)
Accounts payable	44	(112)	(53)	24	72
Deferred revenue and income	(4)	(2)	6	(15)	45
Accrued settlement costs	3	3	3	(35)	54
Other accrued and long-term liabilities	(89)	235	(15)	37	10
Net cash provided by operating activities	391	672	593	1,785	1,931
Investing activities
Net purchases of property and equipment	(56)	(64)	(55)	(228)	(244)
Net cash paid for acquired companies	(142)	—	—	(142)	(3,582)
Sales (purchases) of strategic investments	(15)	—	14	(15)	27
Purchases of marketable securities	(468)	(678)	(697)	(2,682)	(2,551)
Proceeds from sales and maturities of marketable securities	575	391	362	2,071	1,554
Net cash used in investing activities	(106)	(351)	(376)	(996)	(4,796)
Financing activities
Issuance of long-term debt, net	—	—	—	—	492
Payments of long-term debt	(300)	—	—	(300)	—
Repurchases of Class A common stock	(2)	(378)	(32)	(597)	(33)
Dividends paid	(64)	(63)	(57)	(254)	(224)
Payment of assumed contingent consideration and debt	—	—	—	—	(57)
Proceeds from issuance of common stock	240	25	102	532	311
Minimum tax withholding paid on behalf of employees for restricted stock units	(26)	(26)	(29)	(130)	(153)
Net cash provided by (used in) financing activities	(152)	(442)	(16)	(749)	336
Increase (decrease) in cash and cash equivalents	133	(121)	201	40	(2,529)
Cash and cash equivalents at beginning of period	1,524	1,645	1,416	1,617	4,146
Cash and cash equivalents at end of period	$1,657	$1,524	$1,617	$1,657	$1,617

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$1,657	$1,617
Short-term marketable securities	775	757
Accounts receivable, net	795	740
Inventory	525	527
Prepaid expenses and other current assets	163	140
Total current assets	3,915	3,781
Property and equipment, net	593	485
Long-term marketable securities	1,939	1,348
Goodwill	3,793	3,726
Purchased intangible assets, net	1,144	1,786
Other assets	111	82
Total assets	$11,495	$11,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$300
Accounts payable	585	549
Wages and related benefits	243	241
Deferred revenue and income	21	22
Accrued liabilities	647	570
Total current liabilities	1,496	1,682
Long-term debt	1,394	1,393
Other long-term liabilities	234	294
Commitments and contingencies
Shareholders' equity	8,371	7,839
Total liabilities and shareholders’ equity	$11,495	$11,208

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	December 31, 2013	September 30, 2013	December 31, 2012
Cash and cash equivalents	$1,657	$1,524	$1,617
Short-term marketable securities	775	880	757
Long-term marketable securities	1,939	1,940	1,348
Total cash, cash equivalents and marketable securities	$4,371	$4,344	$3,722
Increase from prior period end	$27
Increase from prior year end	$649

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012

Product revenue	$2,064	$2,146	$2,037	$8,219	$7,820
GAAP cost of product revenue	1,026	1,044	1,025	4,088	4,027
GAAP product gross profit	$1,038	$1,102	$1,012	$4,131	$3,793
GAAP product gross margin	50.3%	51.4%	49.7%	50.3%	48.5%

GAAP cost of product revenue	$1,026	$1,044	$1,025	$4,088	$4,027
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(6)	(6)	(25)	(27)
Amortization of purchased intangible assets and step-up of acquired inventory	(42)	(42)	(50)	(172)	(270)
Non-GAAP cost of product revenue	$978	$996	$969	$3,891	$3,730

Product revenue	$2,064	$2,146	$2,037	$8,219	$7,820
Non-GAAP cost of product revenue	978	996	969	3,891	3,730
Non-GAAP product gross profit	$1,086	$1,150	$1,068	$4,328	$4,090
Non-GAAP product gross margin	52.6%	53.6%	52.4%	52.7%	52.3%

GAAP research and development and selling, general and administrative expense	$815	$790	$762	$3,192	$3,014
Adjustments:
Stock-based compensation and related payroll taxes	(113)	(120)	(124)	(499)	(526)
Non-GAAP research and development and selling, general and administrative expense	$702	$670	$638	$2,693	$2,488

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012

GAAP net income	$168	$316	$251	$424	$719
Adjustments:
Stock-based compensation and related payroll taxes	119	126	130	524	553
Amortization of purchased intangible assets and step-up of acquired inventory	56	56	81	229	383
Impairment of long-lived assets	—	—	5	511	90
Settlement costs (gains)	6	(75)	(7)	(69)	79
Charitable contributions	—	25	—	25	—
Restructuring costs	17	12	1	29	7
Other income, net	—	—	—	(1)	(9)
Certain income tax expense (benefits)	—	—	1	(10)	(62)
Total GAAP to Non-GAAP adjustments	198	144	211	1,238	1,041
Non-GAAP net income	$366	$460	$462	$1,662	$1,760

Shares used in calculation - diluted (GAAP)	581	578	581	584	576
Non-GAAP adjustment *	25	27	24	28	26
Shares used in calculation - diluted (Non-GAAP)	606	605	605	612	602

GAAP diluted net income per share	$0.29	$0.55	$0.43	$0.73	$1.25
Non-GAAP diluted net income per share	$0.60	$0.76	$0.76	$2.72	$2.92

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2014

Three Months Ending
March 31, 2014
Total net revenue	~$1.9 billion to ~$2.0 billion
Product gross margin (GAAP)	Down ~100 to ~150 basis points from Q4’13
Product gross margin (Non-GAAP)	Down ~50 to ~100 basis points from Q4’13
Research & development and selling, general, and administrative expenses (GAAP)	Up ~$20 million to ~$40 million from Q4’13
Research & development and selling, general, and administrative expenses (Non-GAAP)	Up ~$15 million to ~$35 million from Q4’13

Broadcom has based the preceding guidance for the three months ending March 31, 2014 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of January 30, 2014. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2013 when it is filed. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	Chris Zegarelli
Vice President, Corporate Communications	Senior Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

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